Exhibit 99

Press Release	Source: First Acceptance Corporation
Contact: Michael Bodayle (615) 844-2885
First Acceptance Corporation Reports Operating Results for the Quarter and Fiscal Year Ended June 30, 2009
NASHVILLE, TN, September 14, 2009/Businesswire-FirstCall/ — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the quarter and fiscal year ended June 30, 2009.

	Three Months Ended
	June 30,		Year Ended
	(unaudited)		June 30,
Summary Financial Results	2009	2008	2009	2008
	(in thousands, except per share data)
Reported
Revenues	$61,699	$78,915	$265,465	$332,399
Loss before income taxes	$(56,260)	$(8,306)	$(49,904)	$(4,023)
Net loss	$(71,532)	$(8,764)	$(68,300)	$(17,845)
Net loss per diluted share	$(1.50)	$(0.18)	$(1.43)	$(0.37)
Number of shares used to calculate net loss per diluted share	47,673	47,640	47,664	47,628
Adjusted*
Revenues	$61,699	$78,915	$265,465	$332,399
Income (loss) before income taxes	$11,730	$(8,306)	$18,086	$(4,023)
Net income (loss)	$6,608	$(5,441)	$9,840	$(2,893)
Net income (loss) per diluted share	$0.14	$(0.11)	$0.20	$(0.06)
Number of shares used to calculate net income (loss) per diluted share	48,643	47,640	48,948	47,628

*	Adjusted results for the three months and year ended June 30, 2009 exclude a goodwill impairment charge of $67,990 and deferred tax charges of $10,150. Adjusted results for the three months and year ended June 30, 2008 exclude deferred tax charges of $3,323 and $14,952, respectively. These non-GAAP financial measures are detailed on page 9.
Operating Results
     Revenues for the three months ended June 30, 2009 were $61.7 million, compared with $78.9 million for the same period in fiscal year 2008. Loss before income taxes for the three months ended June 30, 2009 was $56.3 million, compared with a loss before income taxes of $8.3 million in the same period in fiscal year 2008. The loss before income taxes for the three months ended June 30, 2009 included a goodwill impairment charge of $68.0 million, or $1.40 per share on a diluted basis. Net loss for the three months ended June 30, 2009 was $71.5 million, or $1.50 per share on a diluted basis, compared with a net loss of $8.8 million, or $0.18 per share on a diluted basis, for the same period in fiscal year 2008. The net loss for the three months ended June 30, 2009 and 2008 also included charges of $10.2 million and $3.3 million, or $0.21 and $0.07 per share on a diluted basis, respectively, related to the write-down of deferred tax assets.
     Revenues for the year ended June 30, 2009 were $265.5 million, compared with $332.4 million for fiscal year 2008. Loss before income taxes for the year ended June 30, 2009 was

$49.9 million, compared with a loss before income taxes of $4.0 million for fiscal year 2008. The loss before income taxes for the year ended June 30, 2009 included a goodwill impairment charge of $68.0 million, or $1.39 per share on a diluted basis. Net loss for the year ended June 30, 2009 was $68.3 million, or $1.43 per share on a diluted basis, compared with a net loss of $17.8 million, or $0.37 per share on a diluted basis, for fiscal year 2008. The net loss for the years ended June 30, 2009 and 2008 included charges of $10.2 million and $15.0 million, or $0.20 and $0.31 per share on a diluted basis, respectively, related to the write-down of deferred tax assets.
     Premiums earned for the three months ended June 30, 2009 were $52.6 million, compared with $68.4 million for the same period in fiscal year 2008. Premiums earned for the year ended June 30, 2009 were $224.1 million, compared with $285.9 million for fiscal year 2008. This decline was primarily due to the weak economic conditions, which has caused both a decline in the number of policies written, as well as an increase in the percentage of our customers purchasing liability only coverage. Rate actions taken in a number of states to improve underwriting profitability and the closure of underperforming stores also contributed toward the decreases in policies written and premiums earned. At June 30, 2009, the number of policies in force was 158,222, compared with 194,079 at June 30, 2008. At June 30, 2009, we operated 418 stores, compared with 431 stores at June 30, 2008.
     Loss before income taxes for the three months ended June 30, 2009 of $56.3 million included favorable development of approximately $4.5 million for losses occurring prior to June 30, 2008, a reduction of $3.6 million in costs associated with the settlement of litigation and $0.4 million of other-than-temporary impairment charges on investments.
     Loss before income taxes for the year ended June 30, 2009 of $49.9 million included favorable development of approximately $11.4 million for losses occurring prior to June 30, 2008, charges of $1.6 million associated with the settlement of litigation, the recognition of $2.5 million in net realized gains on investments that were sold to utilize expiring tax net operating loss carryforwards and $2.4 million of other-than-temporary impairment charges on investments.
Goodwill Impairment and Deferred Tax Charges
     As a result of the adverse impact of the difficult economic conditions on our customers and our business and the resulting decline in our share price during the most recent quarter, we recorded a non-cash, pre-tax goodwill impairment charge during the three months ended June 30, 2009 of $68.0 million. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, we are required to perform periodic impairment tests of our goodwill and intangible assets. The goodwill impairment test is a two-step process that requires us to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of each reporting unit based on valuation techniques, including a discounted cash flow model using revenue and profit forecasts, and comparing those estimated fair values with the carrying values of those assets and liabilities, which includes the allocated goodwill. If the estimated fair value is less than the carrying value, a second step is performed to compute the amount of the impairment, if any, by determining an “implied fair value” of goodwill. The determination of the “implied fair value” of goodwill of a reporting unit requires us to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the “implied fair value” of goodwill, which is compared to its corresponding carrying value.
     As a result of the goodwill impairment charge, we are in a cumulative pre-tax loss over a three-year period. In assessing our ability to support the realizability of our deferred tax assets, we have considered both positive and negative evidence. We have placed greater weight on the uncertainty associated with the current economic challenges and the related goodwill impairment charge. Therefore we have established a full valuation allowance against our deferred tax assets which, in combination with the tax effect of the goodwill impairment charge, resulted in a net increase in the tax provision of $15.3 million during the three months ended June 30, 2009. This charge was partially offset by a $5.1 million benefit related to the utilization of federal net operating loss (“NOL”) carryforwards that were to expire on June 30, 2009 that had been previously reserved for through a valuation allowance resulting in a net increase in the tax provision for the year of $10.2 million. The provision for income taxes for the three months and year ended June 30, 2008 included increases in our valuation allowance of $3.3 million and $15.0 million, respectively, for deferred tax assets based on revisions in management’s estimated utilization of federal NOL carryforwards that were to expire on June 30, 2008 and 2009.
     We do not believe that these non-cash charges will have a materially adverse impact on our continuing operations, liquidity, or statutory surplus.
     Loss and Loss Adjustment Expense Ratio. The loss and loss adjustment expense ratio was 55.2 percent for the three months ended June 30, 2009, compared with 76.9 percent for the same period in fiscal year 2008. The loss and loss adjustment expense ratio was 66.6 percent for the year ended June 30, 2009, compared with 76.9 percent for fiscal year 2008. We experienced favorable development of approximately $4.5 million and $11.4 million for the three months and year ended June 30, 2009, respectively, for losses occurring prior to June 30, 2008.
     The favorable development for the three months and year ended June 30, 2009 was due to lower than anticipated severity and frequency of accidents in the states in which we operate. Excluding this development, the loss and loss adjustment expense ratio for the three months and year ended June 30, 2009 was 63.8 percent and 71.7 percent, respectively. The year-over-year improvement reflects among other things, favorable severity trends in property and physical damage coverages, rate actions taken in a number of states to improve underwriting profitability, improvement in our underwriting and claim handling practices, and the shift in business mix toward renewal policies, which have lower loss ratios than new policies.
     Expense Ratio. Our expense ratio for the three months ended June 30, 2009 was 27.5 percent, compared with 23.2 percent for the same period in fiscal year 2008. Our expense ratio for the year ended June 30, 2009 was 24.7 percent, compared with 21.7 percent for fiscal year 2008. The year-over-year increase in the expense ratio was due to the drop in revenues, which resulted in a higher percentage of fixed expenses (e.g., rent, base salary).
     Combined Ratio. The combined ratio decreased to 82.7 percent for the three months ended June 30, 2009 from 100.1 percent for the same period in fiscal year 2008. The combined ratio decreased to 91.3 percent for the year ended June 30, 2009 from 98.6 percent for fiscal year 2008.
     Litigation Settlement. As previously reported, we entered into settlement agreements relating to litigation brought against us in Georgia and Alabama relating to certain sales practices. Under terms of the settlement agreements, eligible class members are entitled to certain premium credits or reimbursement certificates. At December 31, 2008, we accrued $5.2 million associated with the estimated utilization of available premium credits for class members. Since January 1, 2009, class members have utilized $1.3 million of available premium credits and $0.9 million have been forfeited. During the year ended June 30, 2009, we incurred an additional $0.2 million in legal costs in connection with the defense of this litigation.
     In July 2009, we received $2.95 million from our insurance carrier regarding coverage for these settlements. This insurance recovery was accrued in fiscal year 2009 as a reduction of our litigation settlement expenses.

2009 Annual Meeting of Stockholders
     Our 2009 annual meeting of stockholders will be held on Tuesday, November 17, 2009, in Nashville, Tennessee. Further details will be provided in the proxy statement for the annual meeting.
About First Acceptance Corporation
     First Acceptance Corporation provides non-standard private passenger automobile insurance, primarily through employee-agents. At June 30, 2009, we leased and operated 418 retail offices in 12 states. Our insurance company subsidiaries are licensed to do business in 25 states. Additional information about First Acceptance Corporation can be found online at www.firstacceptancecorp.com.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth under the caption “Risk Factors” in Item 1A. of our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)
Revenues:
Premiums earned	$52,607	$68,418	$224,113		$285,914
Commission and fee income	7,726	8,883	31,759		36,479
Investment income	1,763	2,677	9,504		11,250
Net realized gains (losses) on fixed maturities, available-for-sale	(397)	(1,063)	89		(1,244)

	61,699	78,915	265,465		332,399

Costs and expenses:
Losses and loss adjustment expenses	29,063	52,607	149,277		219,943
Insurance operating expenses	22,147	24,771	87,124		98,433
Other operating expenses	325	664	1,307		2,415
Litigation settlement	(3,597)	7,028	1,570		7,468
Stock-based compensation	521	519	2,053		1,507
Depreciation and amortization	531	477	1,910		1,679
Interest expense	979	1,155	4,138		4,977
Goodwill impairment	67,990	—	67,990		—

	117,959	87,221	315,369		336,422

Loss before income taxes	(56,260)	(8,306)	(49,904)		(4,023)
Provision for income taxes	15,272	458	18,396		13,822

Net loss	$(71,532)	$(8,764)	$(68,300)		$(17,845)

Net loss per share:
Basic and diluted	$(1.50)	$(0.18)	$(1.43)	$	(0.37)

Number of shares used to calculate net loss per share:
Basic and diluted	47,673	47,640	47,664		47,628

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2009	2008
ASSETS

Fixed maturities, available-for-sale at fair value (amortized cost of $140,849 and $190,040, respectively)	$140,311	$189,570
Cash and cash equivalents	77,201	38,646
Premiums and fees receivable, net of allowance of $419 and $651	45,309	63,377
Deferred tax asset, net	—	17,593
Other assets	11,866	10,177
Property and equipment, net	3,921	4,876
Deferred acquisition costs	3,896	4,549
Goodwill	70,092	138,082
Identifiable intangible assets	6,360	6,360

TOTAL ASSETS	$358,956	$473,230

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$83,973	$101,407
Unearned premiums and fees	57,350	77,237
Notes payable	—	3,913
Debentures payable	41,240	41,240
Other liabilities	16,537	23,974

Total liabilities	199,100	247,771

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000 shares authorized	—	—
Common stock, $.01 par value, 75,000 shares authorized; 48,312 and 48,055 shares issued and outstanding, respectively	483	481
Additional paid-in capital	464,720	462,601
Accumulated other comprehensive loss	(538)	(470)
Accumulated deficit	(304,809)	(237,153)

Total stockholders’ equity	159,856	225,459

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$358,956	$473,230

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data
(Unaudited)
GROSS PREMIUMS EARNED BY STATE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(in thousands)
Premiums earned:
Georgia	$11,717	$14,453	$49,762	$60,928
Illinois	6,659	7,893	27,583	32,009
Florida	5,920	9,074	26,113	43,017
Texas	6,377	8,245	25,971	33,769
Alabama	5,644	7,033	23,948	28,780
South Carolina	3,727	6,149	17,887	23,634
Tennessee	3,404	4,903	15,269	20,772
Ohio	3,099	3,756	12,914	15,416
Pennsylvania	2,982	2,774	11,437	10,041
Indiana	1,316	1,621	5,537	7,131
Missouri	884	1,343	3,907	5,630
Mississippi	878	1,174	3,785	4,787

Total premiums earned	$52,607	$68,418	$224,113	$285,914

COMBINED RATIOS (INSURANCE COMPANIES)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008
Loss and loss adjustment expense	55.2%	76.9%	66.6%	76.9%
Expense	27.5%	23.2%	24.7%	21.7%

Combined	82.7%	100.1%	91.3%	98.6%

POLICIES IN FORCE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008
Policies in force — beginning of period	173,674	215,857	194,079	226,974
Net decrease during period	(15,452)	(21,778)	(35,857)	(32,895)

Policies in force — end of period	158,222	194,079	158,222	194,079

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
NUMBER OF RETAIL LOCATIONS
     Retail location counts are based upon the date that a location commenced or ceased writing business.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008

Retail locations — beginning of period	419	432	431	462
Opened	—	2	1	4
Closed	(1)	(3)	(14)	(35)

Retail locations — end of period	418	431	418	431

RETAIL LOCATIONS BY STATE

	March 31,		June 30,
	2009	2008	2009	2008

Alabama	25	25	25	25
Florida	39	40	39	40
Georgia	61	61	61	61
Illinois	80	80	78	80
Indiana	18	19	18	19
Mississippi	8	8	8	8
Missouri	12	15	12	14
Ohio	27	29	27	29
Pennsylvania	17	19	17	19
South Carolina	27	28	27	28
Tennessee	20	20	20	20
Texas	85	88	86	88

Total	419	432	418	431

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
     In the accompanying press release, the Company makes reference to income (loss) before taxes, net income (loss) and net income (loss) per diluted share, and number of diluted shares used to calculate net income (loss) per share before certain reconciling items. These financial measures are not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that these non-GAAP financial measures, when presented in conjunction with the comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance for the three months and years ended June 30, 2009 and 2008. The Company believes that providing the non-GAAP financial measures to investors, in addition to the comparable GAAP financial measures, allows investors to view the Company’s financial results in the way management views the Company’s operating results. Management believes the non-GAAP financial measures are useful as a supplemental measure of the performance of the Company’s operations because they isolate the Company’s operating performance from the accounting impact of the goodwill impairment and deferred tax charges. Management believes the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP that are presented in the accompanying press release, as the items excluded in the presentation of the non-GAAP financial measures are significant components in understanding and assessing financial performance. A reconciliation of the non-GAAP financial measures to the nearest comparable GAAP financial measures is provided below. The non-GAAP financial measures, as presented, may not be comparable to similarly titled financial measures of other companies.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Income (loss) before income taxes
As reported	$(56,260)	$(8,306)	$(49,904)	$(4,023)
Goodwill impairment	67,990	—	67,990	—

As adjusted	$11,730	$(8,306)	$18,086	$(4,023)

Net income (loss)
As reported	$(71,532)	$(8,764)	$(68,300)	$(17,845)
Goodwill impairment	67,990	—	67,990	—
Deferred tax charges	10,150	3,323	10,150	14,952

As adjusted	$6,608	$(5,441)	$9,840	$(2,893)

Net income (loss) per diluted share
As reported	$(1.50)	$(0.18)	$(1.43)	$(0.37)
Goodwill impairment	1.40	—	1.39	—
Deferred tax charges	0.21	0.07	0.20	0.31
Effect of dilutive securities	0.03	—	0.04	—

As adjusted	$0.14	$(0.11)	$0.20	$(0.06)

Number of diluted shares used to calculate net income (loss) per share
As reported	47,673	47,640	47,664	47,628
Effect of dilutive securities(1)	970	—	1,284	—

As adjusted	48,643	47,640	48,948	47,628

(1)	For the three months and year ended June 30, 2008, outstanding securities were not included in the computation of net loss per diluted share as their inclusion would have been anti-dilutive.